                                                                  EXHIBIT 10(i)


                                   AGREEMENT


This Agreement between UNITED RENTALS, INC., a Delaware corporation ("URI"), and Michael J. Nolan ("Employee") is hereby entered into on October 14, 1997 and effective as of September 4, 1997. It cancels and supersedes all prior agreements with respect to the subject matter hereof.


                                   Recitals:
                                   --------


URI and its affiliates (collectively, the "Company") propose to engage in the business of acquiring, operating and financing companies which rent, operate, finance, maintain or otherwise deal in or with equipment or similar assets, and may in the future engage in other businesses which the Company deems to be related to the foregoing. All such businesses are collectively referred to herein as the "Business."


Employee is or will be employed by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, will become familiar with and aware of information as to the specific manner of doing business and the potential acquisition candidates and customers of the Company and its affiliates and future plans with respect thereto, all of which will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.


Employee recognizes that the Company's business is dependent upon a number of trade secrets, including the identity of customers and potential acquisition candidates, the analysis of such candidates and financial data of the Company. The protection of these trade secrets is of critical importance to the Company.

The Company will sustain great loss and damage if during the periods hereinafter set forth after the termination of Employee's employment, for whatever reason, Employee should violate the provisions of this Agreement. Further, monetary damages for such losses would be extremely difficult to measure.


NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

1.  Employment and Duties.
    ---------------------
   (a) Upon commencement of the term of this Agreement, the Company shall employ Employee on the terms and conditions herein set forth. Employee's initial title shall be Chief Financial Officer, but such title may be changed from time to time by the Board of Directors. Employee shall perform such duties, have such authority, and report to such officers, as shall from time to time be designated by the Board of Directors of the Company. Employee shall accept this employment upon the terms and conditions herein contained and agrees to devote his full time, attention and efforts to promote and further the business and services of the Company. Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

   (b) Employee shall perform such duties, assume such responsibilities and devote such time, attention and energy to the business of the Company as the Board of Directors of the Company shall from time to time require and shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage without the prior written consent of the Company. However, the foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Section 5.

2.  Compensation and Other Benefits.  For all services rendered by Employee to
    -------------------------------
the Company, the Company shall compensate the Employee as follows:

   (a) Base Salary and Bonus. The base salary payable to Employee shall be $175,000 per year, payable in accordance with the Company's standard payroll practices. The Board of Directors may from time to time award bonuses to Employee based on such criteria as the Board shall establish in its discretion. The payment of base salary and bonuses shall be subject to all federal, state and local withholding taxes, social security deductions and other general obligations.

   (b) Vacation. Employee shall be entitled to three (3) weeks of paid vacation during each 12-month period of his employment hereunder at times mutually acceptable to Employee and the Company. Unused vacations can be carried forward for 12 months, and shall thereupon lapse.

   (c) Other Compensation and Benefits. Employee may be entitled to receive additional compensation from the Company in such form and only to the extent explicitly set forth below. Employee shall be entitled to participate upon commencement of the term of this Agreement in the Company group health insurance plan and any 401(k) plan which is made available, from time to time, to other executives of the Company who are at the same or comparable level as Employee.

   (d) Reimbursement. The Company shall reimburse Employee for properly documented expenses which are incurred by Employee on behalf of the Company in accordance with Company policies in effect from time to time.

   (e)  Vesting of Options.

        (i) The term "Options" as used herein means any and all options to purchase shares of common stock which are at any time hereafter granted by the Company to Employee, whether under the Company's 1997 Stock Option Plan or otherwise. All unvested Options shall automatically vest on a Change of Control.

        (ii) A "Change of Control" shall be deemed to have occurred if:

            (A) any "person" is or becomes a "beneficial owner" (as defined in
                Rule 13d-3 under the Securities Exchange Act of 1934 (the "Act") directly or indirectly, of securities of United Rentals, Inc. representing 50% or more of the total voting power represented by then outstanding voting securities of United Rentals, Inc., or has the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board. The term "persons" is defined in Sections 13(d) and 14(d) of the Act, except that the term "person" shall not include:

                (1) any person or an Affiliate of such person who as of the date of this Agreement owns 10% or more of the total voting power represented by the outstanding voting securities of the Company; and

                (2) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or a corporation which is owned directly or indirectly by the stockholders of the Company in substantially the same percentage as their ownership in the Company; or

            (B) the stockholders of United Rentals, Inc. approve a merger of United Rentals, Inc., or a plan of complete liquidation of United Rentals, Inc., or an agreement for the sale or disposition by United Rentals, Inc. of all or substantially all of its assets, or any other business combination of United Rentals, Inc. with any other corporation, other than any such merger or business combination which would result in the voting securities of United Rentals, Inc. outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of United Rentals, Inc. or such surviving entity outstanding immediately after such merger or business combination.

        (iii) An "Affiliate" of a person is a person that controls, is controlled by, or is under common control with such person.

3.  Term; Termination; Rights of Termination.
    ----------------------------------------
    (a) The term of this Agreement shall begin on September 2, 1997, and shall continue until the third anniversary of the commencement date. Such three- (3) year term shall automatically be renewed on the same terms and conditions contained herein at the end of each calendar month such that at no time will the balance of the term of Employee's employment hereunder be less than three (3) years. This Agreement and Employee's employment may terminate in any one of the following ways:

         (i)   The death of Employee shall terminate the Agreement;

         (ii) A notice of resignation by the Employee presented to the Company shall terminate the Agreement;

         (iii) The Company may terminate the Agreement after ten (10) days' written notice to Employee for good cause, which shall be defined to mean:

               (A) Employee's material breach of this Agreement, including, without limitation, failure to perform his obligations hereunder in a manner reasonably satisfactory to the Board of Directors of the Company;

               (B) the material default of the Company in performing its obligations under contracts with other persons or business entities if directly caused by Employee;

               (C) if, because of illness or physical or mental disability or other incapacity which continues for a period in excess of four months in any consecutive 16-month period, Employee is unable to perform his duties under this Agreement;

               (D) Employee's fraud or dishonesty with respect to the business or affairs of the Company or if Employee is convicted of a crime which in the reasonable opinion of the Board of Directors of the Company would negatively affect the Company's business or reputation; or

               (E)  alcohol or drug abuse by Employee; or

        (iv) The Company may terminate this Agreement without cause at any time, provided that in the event of a termination of this Agreement without cause, Employee shall be entitled to receive his then current monthly base salary in each of the three months immediately following termination of employment or, if less, for the balance of the term of this Agreement.

   (b) Upon termination of this Agreement or Employee's employment for any reason whatsoever, Employee shall be entitled to receive all salary earned under this Agreement to the date of termination. However, termination of this Agreement shall not accelerate the payment date of any monies accrued or accruing to the account of Employee as a result of any bonuses or other compensation, nor shall termination vest in Employee any right in connection therewith other than as expressly set forth herein.

   (c) In the event of termination of this Agreement for any reason provided in this paragraph or if Employee resigns prior to the expiration of the term of this Agreement, all rights and obligations of the Company and Employee under this Agreement shall cease immediately, except for those which by their terms specifically apply to periods following the termination of this Agreement, and thereafter Employee shall have no right to receive any compensation hereunder except as otherwise expressly set forth above.

4. Confidentiality
   ----------------

   (a) During and at all times after Employee's employment:

       (i) Employee will not disclose to any person or entity, without the Company's prior consent, any confidential or secret information, whether prepared by him or others.

      (ii) Employee will not directly or indirectly use any such information other than as directed by the Company in writing.

     (iii) Employee will not, except in the furtherance of the business of the Company, remove confidential or secret information from the premises of the Company without the prior written consent of the Company.

      (iv) Upon termination of his employment for whatever reason, with or without cause, Employee will promptly deliver to the Company all originals and copies (whether in note, memo or other document form or on video, audio or computer tapes or discs or otherwise) of confidential or secret information that is in his possession, custody or control, whether prepared by him or others.

   (b) Confidential information includes, but is not limited to:

      (i) the name of any company or business all or any substantial part of which is or at any time was a candidate for potential acquisition by the Company, together with all analyses and other information which the Company has generated, compiled or otherwise obtained with respect to such candidate, business or potential acquisition, or with respect to the potential effect of such acquisition on the Company's business, assets, financial results or prospects;

      (ii) business, pricing and management methods;

     (iii) finances, strategies, systems, research, surveys, plans, reports, recommendations and conclusions;

      (iv) names, arrangements with, or other information relating to, the Company's customers, suppliers, equipment manufacturers, financiers, owners or operators, representatives and other persons who have business relationships with the Company or who are prospects for business relationships with the Company;

      (v)  technical information, work products and know-how; and

     (vi) cost, operating, and other management information systems, and other software and programming.

5. Non-Compete Provisions. The following covenants are made by Employee in
   ------------------------
   partial consideration for the substantial economic investment made by the Company in the hiring, education and training of Employee and the compensation and other benefits afforded by the Company to the Employee. Such covenants were material inducements to the Company in hiring Employee.

   (a) During his employment by the Company and for a period of 36 months immediately following the termination of his employment for any reason whatsoever, whether or not for cause:

   (b) Employee will not in any Restricted Area (as hereinafter defined) directly or indirectly be employed or retained by any person or entity who or which then competes with the Company to any extent, nor will Employee directly or indirectly own any interest in any such person or entity or render to it any consulting, brokerage, contracting, financial or other services. Employee shall be deemed to be employed or retained in the Restricted Area if he has an office in the Restricted Area or if he performs any duties or renders any advice with respect to any facility or business activities in the Restricted Area. A "Restricted Area" means each of:

       (i) any state in the United States and any province in Canada in which the Company conducts any equipment rental or other equipment-related activity, it being agreed that each state and province is one unitary market for purposes of the Company's business;

      (ii) regardless of state, the area within a 200-mile radius of any office or facility of the Company in which or in relation to which Employee shall have performed any duties for the Company during the one year period preceding the termination of his employment.

   (c) Employee will not anywhere in the United States or Canada directly or indirectly be employed or retained by a Similar Entity (as hereinafter defined) nor will Employee directly or indirectly own any interest in any Similar Entity or render to it any consulting, brokerage, financing, contracting, or other services, provided, however, that the Employee may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided the Employee is not a controlling person of, or a member of a group which controls, such business and further provided that the Employee does not, directly or indirectly, own 1% or more of any class of securities in such business. A "Similar Entity" means each of:

       (i) the entities listed in Exhibit A to this Agreement; and

      (ii) any person or entity which anywhere in the United States now or hereafter engages in any aspect of any business in which the Company now or hereafter engages; and

     (iii) any entity which at any time during the term of Employee's employment was a candidate for acquisition by or merger with the Company; and

      (iv) any entity which owns or owned any facility which was acquired by the Company, or was a candidate for acquisition by the Company, at any time during the term of Employee's employment.

   (d) During his employment by the Company and for a period of 36 months immediately following the termination of his employment for any reason whatsoever, whether or not for cause, Employee will not anywhere directly or indirectly (whether as an owner, partner, employee, consultant, broker, contractor or otherwise, and whether personally or through other persons):

       (i) solicit or accept the business of, or call upon, any person or entity who or which is or was (i) a customer, supplier, manufacturer, finder, broker, or other person who had a business relationship with the Company, or who was a prospect for a business relationship with the Company, at any time during the period the period of his employment, or (ii) an affiliate of any such person;

     (ii) approve, solicit or retain, or discuss the employment or retention (whether as an employee, consultant or otherwise) of any person who was an employee of the Company at any time during the one-year period preceding the termination of his employment;

    (iii) solicit or encourage any person to leave the employ of the Company;

     (iv) call upon or assist in the acquisition of any company which was, during the term of his employment, either called upon by an employee of the Company or by a broker or other third party, for possible acquisition by the Company or for which an employee of the Company or other person made an acquisition analysis for the Company; or

     (v) own any interest in or be employed by or provide any services to any person or entity which engages in any conduct which is prohibited to Employee under this Section (d), provided, however, that the Employee may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided the Employee is not a controlling person of, or a member of a group which controls, such business and further provided that the Employee does not, directly or indirectly, own 1% or more of any class of securities of such business.

   (e) Before taking any position with any person or entity during the 36- month period following the termination of his employment for any reason, with or without cause, Employee will give prior written notice to the Company of the name of such person or entity. The Company shall be entitled to advise each such person or entity of the provisions of this Agreement, and to correspond and otherwise deal with each such person or entity to ensure that the provisions of this Agreement are enforced and duly discharged.

   (f) All time periods in this Agreement shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Agreement and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any final judgment) brought by any person, whether or not a party to this Agreement, in which action the Company seeks to enforce the agreements and covenants in this Agreement or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

   (g) Employee understands that the provisions of this Agreement have been carefully designed to restrict his activities to the minimum extent which is consistent with law and the Company's requirements. Employee has carefully considered these restrictions, and Employee confirms that they will not unduly restrict Employee's ability to obtain a livelihood. Employee has heretofore engaged in businesses other than the Business. Before signing this Agreement, Employee has had the opportunity to discuss this Agreement and all of its terms with his or her attorney.

   (h) Since monetary damages will be inadequate and the Company will be irreparably damaged if the provisions of this Agreement are not specifically enforced, the Company shall be entitled, among other remedies (i) to an injunction restraining any violation of this Agreement (without any bond or other security being required) by Employee and by any person or entity to whom Employee provides or proposes to provide any services in violation of this Agreement, (ii) to require Employee to hold in a constructive trust, account for and pay over to the Company all compensation and other benefits which Employee shall derive as a result of any action or omission which is a violation of any provision of this Agreement and (iii) to require Employee to account for and pay over to the Company:

        (i) any net profit earned by the Employee from the exercise, during the 24-month period prior to the termination of his or her employment, of any stock options issued to him by the Company; and

       (ii) any bonus received by Employee during the 12-month period immediately preceding termination of his or her employment.

   (i) If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

   (j) The courts enforcing this Agreement shall be entitled to modify the duration and scope of any restriction contained herein to the extent such restriction would otherwise be unenforceable, and such restriction as modified shall be enforced.

6. Return of Company Property.  All products, records, designs, patents, plans,
   --------------------------
manuals, "field guides," memoranda, lists and other property delivered to Employee by or on behalf of the Company or by its customers (including, but not limited to, customers obtained for the Company by Employee), and all records compiled by the Employee which pertain to the business of the Company (whether or not confidential) shall be and remain the property of the Company and be subject at all times to its discretion and control. Likewise, all correspondence with customers or representatives, reports, records, charts, advertising materials, and any data collected by Employee, or by or on behalf of the Company or its representatives (whether or not confidential) shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

7.   Inventions.  Employee shall disclose promptly to the Company any and all
     ----------
conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee solely or jointly with another during the period of employment or within one (1) year thereafter and which are related to the business or activities of the Company or which Employee conceives as a result of his employment by the Company, and Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein. These obligations shall continue beyond the termination of employment with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by Employee during the period of employment or within one (1) year thereafter, and shall be binding upon Employee's assigns, executors, administrators and other legal representatives.

8.  Suits Against Company.
    ----------------------

    (a) Both during and after the term of employment hereunder, Employee covenants that Employee will not bring suit or file counterclaims against the Company for corporate misconduct (which for this purpose does not mean the mere breach by the Company of this Agreement), unless both of (i) and (ii) shall have occurred, namely:

        (i) Employee shall have first made written demand to the Company's Board of Directors to investigate and deal with such misconduct, and

       (ii) The Board of Directors shall have failed within 45 days after the date of receipt of such demand to establish a Special Litigation Committee, consisting exclusively of outside directors, to investigate and deal with such misconduct.

    (b) Without limiting the generality and to further implement the foregoing, Employee irrevocably and unconditionally consents at the option of the Company to the entry of temporary restraining orders and temporary and permanent injunctions (without posting bond or other security) against the filing of any action or counterclaim which is prohibited hereunder.

   (c) The opinion of the Board of Directors shall be binding and conclusive on the determination of which directors constitute "outside directors," and the determination of the Special Litigation Committee shall be binding and conclusive on all matters relating to the actual or alleged misconduct which is referred to it as aforesaid.

9.   Cooperation in Proceedings. During and after the termination of Employee's
     --------------------------
employment, Employee will for reasonable compensation consistent with his compensation from the Company cooperate fully and at reasonable times with the Company and its subsidiaries in all litigations and regulatory proceedings on which the Company or any subsidiary seeks Employee's assistance and as to which Employee has any knowledge or involvement. Without limiting the generality of the foregoing, Employee will be available to testify at such litigations and other proceedings, and will cooperate with counsel to the Company in preparing materials and offering advice in such litigations and other proceedings. Except as required by law and then only upon reasonable prior written notice to the Company, Employee will not in any way cooperate or assist any person or entity in any matter which is adverse to the Company or to any person who was at any time an officer or director of the Company.

10.  No Derogation. Except as otherwise required by law (and then only upon 10
     -------------
days' prior written notice to the Company), Employee will not from and after the date hereof, whether during Employee's employment or at any time thereafter, in any way or to any person, denigrate or derogate the Company or any of its subsidiaries, or any person who was at any time an officer or director of the Company, or any products, services or procedures, whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which were learned or are learned by Employee heretofore or from and after the date hereof or on acts or omissions which occurred at any time heretofore or which occur at any time from and after the date hereof, or otherwise.

11. Miscellaneous.
    --------------

    (a) Complete Agreement. There are no oral representations, understandings or
        -------------------
        agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, it cancels and supersedes all prior agreements with respect to the subject matter hereof, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such terms.

    (b) No Waiver. No waiver by the parties hereto of any default or breach of
        ----------
        any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

   (c)  Binding Effect.  This Agreement shall be binding upon and inure to the
        --------------
        benefit of the parties thereto and their respective heirs, successors and assigns. Notwithstanding the foregoing, the Company may assign this Agreement only to a person or entity who or which directly or indirectly succeeds to all or any substantial part of the Company's assets or business.

   (d)  Notice.  Whenever any notice is required hereunder, it shall be given in
        ------
        writing addressed as follows:


          To the Company:    Attn: CEO
                                 United Rentals, Inc.
                                 Third Floor
                                 Four Greenwich Office Park
                                 Greenwich, Connecticut 06830


               with a copy to:

                                Oscar D. Folger, Esq.
                                24th floor
                                521 Fifth Avenue
                                New York, New York 10175


          To Employee

                               209 Shelter Rock Road
                               Stamford, CT  06903



          Notice shall be deemed given and effective (a) five business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, (b) one
          (1) business day after delivered to a nationally recognized air courier for next day delivery service, or (c) upon personal delivery. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph.

   (e) Severability; Headings.  If any portion of this agreement is held invalid
       ----------------------
       or inoperative, the other portions of this agreement shall be deemed valid and operative, and so far as it is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or any part hereof.

   (f) Governing Law; Resolution of Disputes; Service of Process. This Agreement
       ----------------------------------------------------------
       shall in all respects be construed according to the laws of the State of New York. All disputes relating to the interpretation and enforcement of the provisions of this Agreement shall be resolved and determined exclusively by the state or federal courts sitting in Fairfield County, Connecticut, and such courts are hereby granted exclusive jurisdiction for such purpose. Employee waives trial by jury. Service of process shall be effective when given in the manner provided for notices hereunder.



UNITED RENTALS, INC.


BY:  ____________________________
     Bradley S. Jacobs, CEO

     EMPLOYEE:

     ____________________

EXHIBIT A
---------


US Rentals

Rental Service Corp.

Neff

RentX

Hertz Equipment Rental Corporation

Prime Services

National Equipment Services

Falconite

Brambles

American Equipment

GE Capital  equipment leasing divisions

Brentwood Associates

Golder Thoma

Caterpillar


Deere


any company on the "RER 100' list

Any affiliate of any of the foregoing.